Saga Communications, Inc. Reports 1st Quarter 2015 Results

Free Cash Flow Increased 5.2%

GROSSE POINTE FARMS, Mich., May 5, 2015 /PRNewswire/ -- Saga Communications, Inc. (NYSE MKT: SGA) today reported free cash flow increased 5.2% to $3.6 million for the quarter ended March 31, 2015 compared to $3.4 million for the same period last year. Net Revenue decreased 1.2% to $29.1 million compared to $29.4 million for the same period last year. Station operating expense decreased 0.8% to $22.8 million (station operating expense includes depreciation and amortization attributable to the stations) compared to $23.0 million for the same period last year. Operating income was $3.8 million. Net income for the period was $2.1 million ($0.36 per fully diluted share).

Capital expenditures were $1.0 million in the 1st quarter compared to $1.5 million for the same period last year. The Company currently expects to spend approximately $4.5 million to $5.0 million for capital expenditures during 2015.

Saga's 2015 1st Quarter conference call will be on Tuesday, May 5, 2015 at 11:00 a.m. EDT. The dial-in number for the call is (612) 332-0342. A transcript of the call will be posted to the Company's website.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 10:00 a.m. EDT on May 5, 2015 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

The attached Selected Supplemental Financial Data tables disclose "actual" and "same station" information by segment as well as the Company's trailing 12 month consolidated EBITDA. The "actual" amounts reflect our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The "same station" amounts reflect only the results of operations for stations that we owned for the entire comparable period.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information, free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 25 markets, including 62 FM and 30 AM radio stations, 1 state radio network, 4 television stations and 5 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three Months Ended
March 31, 2015 and 2014
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Operating Results
Net operating revenue	$ 29,061	$ 29,423
Station operating expense	22,765	22,947
Corporate general and administrative	2,482	2,153
Operating income	3,814	4,323
Interest expense	241	272
Other (income) expense, net	(8)	(15)
Income tax expense	1,450	1,627
Net income	$ 2,131	$ 2,439
Earnings per share
Basic	$ 0.37	$ 0.43
Diluted	$ 0.36	$ 0.42
Weighted average common shares	5,710	5,690
Weighted average common and common
equivalent shares	5,762	5,757

Free Cash Flow
Net income	$ 2,131	$ 2,439
Plus: Depreciation and amortization:
Station	1,521	1,575
Corporate	68	70
Deferred tax provision	360	610
Non-cash compensation	462	188
Other (income), net	(8)	(15)
Less: Capital expenditures	(950)	(1,459)
Free cash flow	$ 3,584	$ 3,408

	March 31,
	2015	2014
Balance Sheet Data
Working capital	$ 33,262	$ 32,398
Net fixed assets	$ 54,557	$ 56,594
Net intangible assets and other assets	$ 93,477	$ 94,960
Total assets	$ 195,548	$ 197,156
Long-term debt	$ 36,078	$ 46,078
Stockholders' equity	$ 116,897	$ 112,815

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three Months Ended
March 31, 2015 and 2014
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Consolidated
Net operating revenue	$ 29,061	$ 29,423	$ 29,061	$ 28,868
Station operating expense	22,765	22,947	22,765	22,321
Corporate general and administrative	2,482	2,153	2,482	2,153
Operating income	$ 3,814	$ 4,323	$ 3,814	$ 4,394
Interest expense	241	272
Other (income) expense, net	(8)	(15)
Income tax expense	1,450	1,627
Net income	$ 2,131	$ 2,439
Earnings per share:
Basic	$ 0.37	$ 0.43
Diluted	$ 0.36	$ 0.42

	Actual		Same Station
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Radio Segment
Net operating revenue	$ 24,276	$ 24,925	$ 24,276	$ 24,370
Station operating expense	19,422	19,739	19,422	19,113
Operating income	$ 4,854	$ 5,186	$ 4,854	$ 5,257

	Actual		Same Station
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Television Segment
Net operating revenue	$ 4,785	$ 4,498	$ 4,785	$ 4,498
Station operating expense	3,343	3,208	3,343	3,208
Operating income	$ 1,442	$ 1,290	$ 1,442	$ 1,290

	Actual		Same Station
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Depreciation and amortization by segment
Radio Segment	$ 1,174	$ 1,230	$ 1,174	$ 1,198
Television Segment	347	345	347	345
Corporate and Other	68	70	68	70
	$ 1,589	$ 1,645	$ 1,589	$ 1,613

Saga Communications, Inc.
Selected Supplemental Financial Data
March 31, 2015
(amounts in 000's except ratios)
(Unaudited)

		Less:	Plus:	Trailing
	12 Mos Ended	3 Mos Ended	3 Mos Ended	12 Mos Ended
	December 31,	March 31,	March 31,	March 31,
	2014	2014	2015	2015
Trailing 12 Month Consolidated Earnings Before Interest
Taxes, Depreciation and Amortization ("EBITDA") (1)
Net income	$ 14,904	$ 2,439	$ 2,131	$ 14,596
Exclusions:
Gain on sale of assets	1,281	15	8	1,274
Impairment of intangible assets	(1,936)	-	-	(1,936)
Other	213	34	21	200
				0
Total exclusions	(442)	49	29	(462)

Consolidated adjusted net income (1)	15,346	2,390	2,102	15,058
Plus: Interest expense	1,064	272	241	1,033
Income tax expense	10,050	1,627	1,450	9,873
Depreciation & amortization expense	6,702	1,645	1,589	6,646
Amortization of television syndicated programming contracts	637	155	162	644
Non-cash stock based compensation expense	826	188	462	1,100
Less: Cash television programming payments	(627)	(155)	(159)	(631)

Trailing twelve month consolidated EBITDA (1)	$ 33,998	$ 6,122	$ 5,847	$ 33,723

Total long-term debt, including current maturities				$ 36,078
Divided by trailing twelve month consolidated EBITDA (1)				33,723
Leverage ratio				1.1

(1) As defined in the Company's credit facility.

Saga Communications, Inc.
Selected Financial Data Non-GAAP Disclosures
For the Three Months Ended
March 31, 2015 and 2014
(amounts in 000's)
(Unaudited)

Reconciliation of Actual (historical) information to Same Station Operating Income

	Actual	Adjustment	Same Station	Actual	Adjustment	Same Station
	Three Months	For Dispositions	Three Months	Three Months	For Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2015	Period	2015	2014	Period	2014
Consolidated
Net operating revenue	$ 29,061	$ -	$ 29,061	$ 29,423	$ (555)	$ 28,868
Station operating expense	22,765	-	22,765	22,947	(626)	22,321
Corporate general and administrative	2,482	-	2,482	2,153	-	2,153
Operating income	$ 3,814	$ -	$ 3,814	$ 4,323	$ 71	$ 4,394

	Actual	Adjustment	Same Station	Actual	Adjustment	Same Station
	Three Months	For Dispositions	Three Months	Three Months	For Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2015	Period	2015	2014	Period	2014
Radio Segment
Net operating revenue	$ 24,276	$ -	$ 24,276	$ 24,925	$ (555)	$ 24,370
Station operating expense	19,422	-	19,422	19,739	(626)	19,113
Operating income	$ 4,854	$ -	$ 4,854	$ 5,186	$ 71	$ 5,257

	Actual	Adjustment	Same Station	Actual	Adjustment	Same Station
	Three Months	For Dispositions	Three Months	Three Months	For Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2015	Period	2015	2014	Period	2014
Television Segment
Net operating revenue	$ 4,785	$ -	$ 4,785	$ 4,498	$ -	$ 4,498
Station operating expense	3,343	-	3,343	3,208	-	3,208
Operating income	$ 1,442	$ -	$ 1,442	$ 1,290	$ -	$ 1,290

CONTACT: Samuel D. Bush, 313/886-7070